Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auddia Inc.
Boulder, Colorado

Auddia Inc.
Boulder, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1/A (File no. 333-235891), Form S-8 (File no. 333-258673) and (Form S-3 (File no. 333-264227), of Auddia Inc., of our report dated March 20, 2023 relating to the financial statements at and for the years ended December 31, 2022 and 2021, which appear in this Annual Report on Form 10-K.

Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Daszkal Bolton, LLP

Jupiter, Florida

March 20, 2023